Exhibit 99.1

Core-Mark, Klein Candy Co. in Acquisition Discussions

South San Francisco, California – April 26, 2006 – Core-Mark Holding Company, Inc. (Nasdaq:CORE), one of the largest North American distributors to the convenience retail industry, announced today that it is in exclusive negotiations to acquire substantially all of the assets of Klein Candy Co. L.P. headquartered in Wilkes-Barre, Pennsylvania. The acquisition is subject to a number of conditions, including completion of due diligence, definitive documentation, receipt of necessary third party consents and final agreement on certain terms. Core-Mark plans to incorporate the Klein operations into its existing distribution network, creating a national distribution capacity. Klein and Core-Mark are committed to continuing to provide great service to the Klein customer base. No other details are being disclosed at this time.

“Klein is thrilled with the opportunity to join Core-Mark, who we believe to be the preeminent leader in the convenience store distribution business in North America”, said Steven Dressler, Chief Executive Officer of Klein. “We look forward to adding our experience, talents and resources to Core-Mark’s overall business plan, and will indeed be proud to offer Core-Mark’s superior operations, logistical capabilities, sales and marketing programs, product selection, service, and purchasing power to our existing customers”.

“This acquisition embodies our strategy to expand our distribution centers to enable us to serve customers throughout the contiguous forty-eight states”, said Michael Walsh, Chief Executive Officer of Core-Mark. “This will be a continuation of our quest to be the leading distributor to the convenience industry in North America”.

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About Core-Mark

Core-Mark is one of the largest broad-line, full-service wholesale distributors of packaged consumer products to the convenience retail industry in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to over 19,000 retail locations in 38 states and five Canadian provinces through 24 distribution centers, two of which Core-Mark operate as third party logistics providers. Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. For more information, please visit www.core-mark.com

About Klein Candy Co.

Klein Candy Co., trading as Klein Wholesale Distributors, is a 96 year old full service master and convenience store distributor of, among other things, cigarettes, tobacco, groceries (including frozen and refrigerated), HBC, candy, food service, beverages, paper products and general merchandise. Klein currently stamps cigarettes, provides full service and delivers products to 9 states, including Pennsylvania, Michigan, New York, New Jersey, Connecticut, Maryland, Delaware, Washington D.C., and Virginia..

Core-Mark Safe Harbor

This press release contains information constituting “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan”, “continue”, or other similar words. These forward-looking statements are based on the current plans, estimates and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting the cigarette and consumable goods industry; adverse effect of legislation and other matters affecting the cigarette industry; increased competition in the distribution industry; our inability to retain and attract customers; the negative affects of product liability claims; failure of our suppliers to provide products; increases in fuel prices; the loss of key personnel or our inability to attract and retain new qualified personnel; currency exchange rate fluctuations; the negative effects of our reorganization on our customer, supplier and employee relationships; and our ability to successfully negotiate the acquisition of Klein’s business and, if the acquisition is consummated, our ability to realize anticipated benefits. See the “Risk Factors” section included in our Form 10-K and other filings with the Securities and Exchange Commission for a discussion of certain risks that may affect our business.

These forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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